Exhibit 99.1
ARUBA NETWORKS REPORTS RECORD FISCAL THIRD
QUARTER 2010 FINANCIAL RESULTS
•	Revenue Increased 51% Year-over-Year and 10% Quarter-over-Quarter to a Record $69.0 Million

•	Company Added Over 700 New Customers to Surpass 10,000 Cumulative Customers

•	Ending Cash and Short Term Investments Totaled $144.4 Million With No Debt
SUNNYVALE, Calif., May 19, 2010 — Aruba Networks, Inc. (NASDAQ: ARUN), a global leader in distributed enterprise network solutions, today released financial results for its fiscal third quarter ended April 30, 2010.

Revenues for the fiscal third quarter of 2010 were $69.0 million, an increase of 51% from the $45.8 million reported in the fiscal third quarter of 2009. GAAP net loss for the fiscal third quarter of 2010 was $5.3 million, or $0.06 per share, compared to a net loss of $5.8 million, or $0.07 per share, in the fiscal third quarter of 2009.

Non-GAAP net income for the fiscal third quarter of 2010 increased $7.5 million from the fiscal third quarter of 2009 to $8.5 million, or $0.08 per share, compared to $1.0 million or $0.01 per share in the prior year period. A reconciliation between GAAP and non-GAAP information is contained in the tables below.

“Fiscal third quarter revenues increased 10% sequentially and 51% year-over-year, driven by broad demand across all of our major geographies,” said Dominic Orr, President and Chief Executive Officer of Aruba. “For the second quarter in a row, we added over 700 customers across a wide range of verticals, bringing our total installed base to over 10,000 customers. Adoption of 802.11n accelerated on a sequential basis in Q3, and we continue to see customers divert budgets from wired LANs toward our wireless solutions. Our Virtual Branch Networking initiative is gaining momentum, eliminating the need for legacy branch infrastructure which is both complex and expensive. Additionally, we continued to innovate on our core wireless LAN solution with the introduction of products like our Spectrum Analysis Module, which enables customers to improve the reliability of wireless LAN networks. Geographically, our pending acquisition of Azalea Networks, in concert with our announced collaboration with Alcatel-Lucent Shanghai Bell, positions us well to expand in China — the largest market in Asia for our solutions and one that we have just begun to penetrate.”

“Year-over-year operating margins continued to improve in the third quarter as we benefitted from record revenues, strong gross margins, and operating leverage,” said Steffan Tomlinson, Aruba’s Chief Financial Officer. “Our balance sheet remains strong, and we ended the quarter with $144.4 million in cash and short term investments.”

Recent Highlights

Recent highlights include:
•	Aruba to Acquire Azalea Networks — Aruba announced the execution of a definitive agreement to purchase Azalea Networks, a leading supplier of outdoor mesh networks. The acquisition includes highly differentiated mesh products for critical outdoor industrial applications in the oil and gas, logistics, manufacturing, mining, petrochemical, public safety, smart grid, and transportation sectors. The acquisition includes an operations center in Beijing, staffed by world class engineers, which would complement Aruba’s existing R&D centers in Bangalore and Sunnyvale, CA. Under the proposed acquisition Aruba will acquire Azalea in exchange for a total consideration of approximately $27 million in stock subject to certain adjustments and up to $13.5 million in cash over two years. The acquisition is expected to close in the first quarter of Aruba’s 2011 fiscal year.
•	Collaboration Agreement with Alcatel-Lucent Shanghai Bell — The Company announced a collaboration agreement with Alcatel-Lucent Shanghai Bell to deliver its secure mobility solutions to enterprises, vertical markets, service providers, and government agencies throughout China. This announcement expanded Alcatel-Lucent and Aruba’s global alliance in China, Asia’s largest market for Wi-Fi systems and services.
•	Gartner’s 2009 Magic Quadrant for Wireless LAN Infrastructure — Aruba was again positioned as a “Leader” in Gartner’s 2009 Magic Quadrant report. According to Gartner, among other attributes, Leaders have demonstrated an ability to shape the market and have no obvious gaps within their product portfolio.*

•	RF Spectrum Analyzer — Aruba announced its new Spectrum Analysis Module, a software-based RF spectrum analyzer that works with all Aruba AP-105 and AP-120 series 802.11n access points with no new hardware required. The analyzer quickly identifies potential sources of interference and jamming that could affect network reliability, and can be enabled post-installation on any access point. An intuitive user interface makes quick work of configuring, reviewing, and recording spectrum data.

•	Virtual Branch Networking 2.0 — The Company introduced its new Virtual Branch Networking (VBN) 2.0 solution to affordably bring business-critical IT services to small branch and home offices. VBN 2.0 breaks new ground by migrating vital application acceleration and content security services into the cloud, rightsizing the Company’s capital expenditures and operating expenses.

•	U.S. Army Accreditation — Aruba became the first vendor to receive accreditation from the U.S. Army’s Office of Information Assurance and Certification for an 802.11n wireless LAN solution. Also accredited at the same time were Aruba’s VBN solution, secure mesh software, and a suite of access points. All of these products were added to the Army’s Information Assurance Approved Products List for immediate use by all branches of the Army.

•	Wi-Fi Based E911 Emergency Call Location Solution — Aruba and RedSky Technologies announced a Wi-Fi based emergency call location solution that automatically and accurately locates Wi-Fi phones as they originate E9-1-1 calls, directing first responders to the correct address, building, and floor. This capability is expected to accelerate the migration from wired phones to mobile Wi-Fi phones, and works with Aruba’s campus, branch office, and teleworker/home worker solutions.

•	Voice-Over-Wi-Fi Calling with the Blackberry Mobile Voice System 5 — Aruba announced that its application fingerprinting technology now optimizes voice over Wi-Fi calling with Research In Motion’s new BlackBerry(R) Mobile Voice System 5 (BlackBerry MVS 5). BlackBerry MVS 5 is an enterprise unified communications solution that extends corporate phone systems to BlackBerry smartphones. Aruba’s fingerprinting technology identifies latency-sensitive voice application traffic, and then conditions the Wi-Fi network to deliver it reliably without compromising fidelity.

•	Partnership with Motion Computing — Aruba and Motion Computing, a leading provider of integrated mobile computing solutions, announced a certified healthcare solution to reliably deliver unified communications services and data access at the point-of-care. The solution uses Aruba’s adaptive 802.11n and VBN technologies to deliver the quality-of-service, security, and remote access needed to simultaneously support voice, video and data applications on Motion C5 Mobile Clinical Assistants and Motion Clinical Workstations.

Conference Call Information
Aruba will host a conference call for analysts and investors to discuss its fiscal third quarter results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live Web cast of the conference call will also be accessible from the “Investor Relations” section of the Company’s Web site at www.arubanetworks.com. Following the Web cast, an archived version will be available on the Web site for twelve months. To hear the replay, parties in the United States and Canada should call 1-800-406-7325 and enter passcode 4295956. International parties can access the replay at +1-303-590-3030 and should enter passcode 4295956.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the continued diversion of our customers’ budgets from wired LANs toward our wireless solutions, the momentum of our Virtual Branch Networking initiative, and about the timing, expectations, beliefs, financial plans, intentions and strategies relating to our proposed acquisition of Azalea.
These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause Aruba’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include (1) our ability to react to trends and challenges in our business and the markets in which we operate; (2) business and economic conditions and growth trends in the networking industry, our vertical markets and various geographic regions; (3) changes in overall information technology spending; (4) our ability to establish and maintain successful relationships with our distribution partners; and (5) our ability to compete in our industry, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Aruba’s report on Form 10-Q for the fiscal second quarter of 2010 ended January 31, 2010, which was filed with the SEC on March 3, 2010, and is available on Aruba’s investor relations Web site at www.arubanetworks.com and on the SEC Web site at www.sec.gov. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP net income and non-GAAP earnings per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Non-GAAP net income and EPS. Aruba defines non-GAAP net income as net income plus stock-based expenses and related payroll taxes, amortization expense of acquired intangible assets and, for the nine months ending April 30, 2010, litigation reserves and, for the fiscal second quarter of 2009, restructuring expenses. Aruba defines non-GAAP EPS as non-GAAP net income divided by the weighted average diluted shares outstanding. Aruba’s management regularly uses these non-GAAP financial measures to understand and manage its business and believes that these non-GAAP financial measures provide meaningful supplemental information regarding the company’s performance by excluding certain expenses that may not be indicative of Aruba’s “recurring operating results,” meaning its operating performance excluding not only stock-based expenses and related payroll taxes, but also discrete charges that are infrequent in nature, such as restructuring and litigation expenses. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, Aruba’s management believes that providing non-GAAP financial measures that exclude stock-based expenses allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating the company’s operating results over different periods of time. Similarly, by excluding amortization expense of acquired intangible assets, restructuring and litigation expenses, Aruba’s management believes that investors can better understand and measure the company’s recurring operating results.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude some costs, namely stock-based expenses and related payroll taxes, that are recurring. Stock-based expenses and related payroll taxes have been and will continue to be for the foreseeable future a significant recurring expense in Aruba’s business. Second, stock-based awards are an important part of Aruba’s employees’ compensation and impacts their performance. Third, the components of the costs that Aruba excludes in its calculation of non-GAAP net income may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.
A copy of this press release can be found on the investor relations page of Aruba Networks’ Web site at www.arubanetworks.com.
# # #
About Aruba Networks
Aruba is the global leader in distributed enterprise networks. Its award-winning portfolio of campus, branch/teleworker, and mobile solutions simplify operations and secure access to all corporate applications and services — regardless of the user’s device, location, or network. This dramatically improves productivity and lowers capital and operational costs.
Listed on the NASDAQ and Russell 2000(R) Index, Aruba is based in Sunnyvale, California, and has operations throughout the Americas, Europe, Middle East, and Asia Pacific regions. To learn more, visit Aruba at http://www.arubanetworks.com. For real-time news updates follow Aruba on Twitter, Facebook, or the Green Island News Blog.
About the Gartner Magic Quadrant
The Magic Quadrant is copyrighted 2010 by Gartner, Inc. and is reused with permission. The Magic Quadrant is a graphical representation of a marketplace at and for a specific time period. It depicts Gartner’s analysis of how certain vendors measure against criteria for that marketplace, as defined by Gartner. Gartner does not endorse any vendor, product or service depicted in the Magic Quadrant, and does not advise technology users to select only those vendors placed in the “Leaders” quadrant. The Magic Quadrant is intended solely as a research tool, and is not meant to be a specific guide to action. Gartner disclaims all warranties, express or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.
# # #

IR Contacts
Aruba Networks, Inc.	The Blueshirt Group, Investor Relations
Steffan Tomlinson	Chris Danne, Jill Isenstadt
Chief Financial Officer	+1-415-217-7722
+1-408-754-3058	ir@arubanetworks.com
ir@arubanetworks.com
© 2010 Aruba Networks, Inc. AirWave®, Aruba Networks®, Aruba Mobility Management System®, Bluescanner, For Wireless That Works®, Mobile Edge Architecture, People Move. Networks Must Follow.®, RFProtect, The All Wireless Workplace Is Now Open For Business®, Green Island, and The Mobile Edge Company® are trademarks of Aruba Networks, Inc. All rights reserved. All other trademarks are the property of their respective owners.
* Gartner, Inc. “Magic Quadrant for Wireless LAN Infrastructure (Global)” by Michael J. King and Timothy Zimmerman, February 12, 2010.

Aruba Networks, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	April 30,	July 31,
	2010	2009
Assets

Current assets:
Cash and cash equivalents	$29,510	$41,298
Short-term investments	114,894	81,839
Accounts receivable, net	31,684	33,466
Inventory	15,298	8,450
Deferred costs	6,121	5,152
Prepaids and other	3,497	2,350

Total current assets	201,004	172,555

Property and equipment, net	7,860	7,426
Goodwill	7,655	7,656
Intangible assets, net	10,432	14,091
Other assets	1,371	1,326

Total other assets	27,318	30,499

Total assets	$228,322	$203,054

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$5,206	$930
Accrued liabilities	33,479	20,722
Income taxes payable	391	610
Deferred revenue	39,380	34,654

Total current liabilities	78,456	56,916
Deferred revenue	10,353	8,524
Other long-term liabilities	608	29

Total other liabilities	10,961	8,553

Total liabilities	89,417	65,469

Stockholders’ equity
Common Stock: $0.0001 par value; 350,000 shares authorized at April 30, 2010 and July 31, 2009; 92,362 and 86,744 shares issued and outstanding at April 30, 2010 and July 31, 2009, respectively	9	9
Additional paid-in capital	314,867	279,026
Accumulated other comprehensive income	81	182
Accumulated deficit	(176,052)	(141,632)

Total stockholders’ equity	138,905	137,585

Total liabilities and stockholders’ equity	$228,322	$203,054

Aruba Networks, Inc.
Consolidated Statements of Operations
(On a GAAP basis)
(In thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	April 30,		April 30,
	2010	2009	2010	2009
Revenues:
Product	$56,634	$35,822	$155,909	$118,561
Professional services and support	12,167	9,666	32,672	26,271
Ratable product and related professional services and support	156	318	627	1,101

Total revenues	68,957	45,806	189,208	145,933

Cost of revenues:
Product	19,911	14,005	54,446	43,978
Professional services and support	2,201	1,814	6,437	5,585
Ratable product and related professional services and support	46	110	199	385

Total cost of revenues	22,158	15,929	61,082	49,948

Gross profit	46,799	29,877	128,126	95,985

Operating expenses:
Research and development	13,874	9,734	37,713	30,407
Sales and marketing	27,697	20,251	79,013	66,519
General and administrative	8,840	5,854	23,600	17,154
Restructuring expenses	—	—	—	1,447
Litigation reserves	1,650	—	21,900	—

Total operating expenses	52,061	35,839	162,226	115,527

Operating loss	(5,262)	(5,962)	(34,100)	(19,542)

Other income (expense), net
Interest income	218	368	616	1,572
Other income (expense), net	(189)	46	(432)	(438)

Total other income (expense), net	29	414	184	1,134

Loss before income tax provision	(5,233)	(5,548)	(33,916)	(18,408)

Income tax provision	85	213	504	507

Net loss	$(5,318)	$(5,761)	$(34,420)	$(18,915)

Shares used in computing net loss per common share, basic and diluted	90,874	85,200	88,978	84,044

Net loss per common share, basic and diluted	$(0.06)	$(0.07)	$(0.39)	$(0.23)

Aruba Networks, Inc.
Consolidated Statements of Operations
(GAAP to Non-GAAP Reconciliation)
(In thousands, except per share data)
(Unaudited)

	Three months ended		Nine months ended
	April 30,		April 30,
	2010	2009	2010	2009
GAAP net loss	$(5,318)	$(5,761)	$(34,420)	$(18,915)

Plus:
a) Stock-based expenses	10,947	5,533	27,769	18,155
b) Amortization expense of acquired intangible assets	1,193	1,234	3,659	3,703
c) Restructuring expenses	—	—	—	1,447
d) Litigation reserves	1,650	—	21,900	—

Non-GAAP net income	$8,472	$1,006	$18,908	$4,390

GAAP net loss per common share	$(0.06)	$(0.07)	$(0.39)	$(0.23)

Plus:
a) Stock-based expenses	0.12	0.07	0.30	0.22
b) Amortization expense of acquired intangible assets	0.01	0.01	0.04	0.04
c) Restructuring expenses	—	—	—	0.02
d) Litigation reserves	0.01	—	0.23	—

Non-GAAP net income per common share	$0.08	$0.01	$0.18	$0.05

Shares used in computing diluted GAAP net loss per common share	90,874	85,200	88,978	84,044

Shares used in computing diluted Non-GAAP net income per common share	106,548	88,592	102,946	87,423

Aruba Networks, Inc.
Consolidated Statements of Operations
As a Percentage of Total Revenues
(On a GAAP Basis)
(Unaudited)

	Three months ended		Nine months ended
	April 30,		April 30,
	2010	2009	2010	2009
Revenues:
Product	82.1%	78.2%	82.4%	81.2%
Professional services and support	17.7%	21.1%	17.3%	18.0%
Ratable product and related professional services and support	0.2%	0.7%	0.3%	0.8%

Total revenues	100.0%	100.0%	100.0%	100.0%

Cost of revenues:
Product	28.8%	30.6%	28.8%	30.1%
Professional services and support	3.2%	4.0%	3.4%	3.8%
Ratable product and related professional services and support	0.1%	0.2%	0.1%	0.3%

Total cost of revenues	32.1%	34.8%	32.3%	34.2%

Gross profit	67.9%	65.2%	67.7%	65.8%

Operating expenses:
Research and development	20.1%	21.2%	19.9%	20.8%
Sales and marketing	40.2%	44.2%	41.8%	45.6%
General and administrative	12.8%	12.8%	12.4%	11.8%
Restructuring expenses	0.0%	0.0%	0.0%	1.0%
Litigation reserves	2.4%	0.0%	11.6%	0.0%

Total operating expenses	75.5%	78.2%	85.7%	79.2%

Operating loss	(7.6%)	(13.0%)	(18.0%)	(13.4%)
Other income (expense), net
Interest income	0.3%	0.8%	0.3%	1.1%
Other income (expense), net	(0.3)%	0.1%	(0.2)%	(0.3)%

Total other income (expense), net	0.0%	0.9%	0.1%	0.8%

Loss before income tax provision	(7.6%)	(12.1%)	(17.9%)	(12.6%)

Income tax provision	0.1%	0.5%	0.3%	0.4%

Net loss	(7.7%)	(12.6%)	(18.2%)	(13.0%)

Aruba Networks, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended
	April 30,
	2010	2009
Cash flows from operating activities
Net loss	$(34,420)	$(18,915)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,493	7,168
Provision for doubtful accounts	259	122
Write downs for excess and obsolete inventory	1,476	3,324
Compensation related to stock options and share awards	26,765	18,155
Net realized gain (loss) on short-term investments	1	(7)
Accretion/ (amortization) of purchase discounts on short-term investments	482	(293)
Loss/ (gain) on disposal of fixed assets	19	(25)
Excess tax benefit associated with stock-based compensation	—	(44)
Changes in operating assets and liabilities:
Accounts receivable	1,523	1,824
Inventory	(9,123)	(4,417)
Prepaids and other	(1,147)	1,068
Deferred costs	(960)	1,763
Other assets	107	180
Accounts payable	4,145	(1,611)
Deferred revenue	6,555	(2,528)
Other current and noncurrent liabilities	12,493	3,566
Income taxes payable	(220)	(195)

Net cash provided by operating activities	15,448	9,135

Cash flows from investing activities
Purchases of short-term investments	(79,766)	(77,783)
Proceeds from sales and maturities of short-term investments	45,965	65,128
Purchases of property and equipment	(3,378)	(3,514)
Proceeds from sales of property and equipment	23	34

Net cash used in investing activities	(37,156)	(16,135)

Cash flows from financing activities
Proceeds from issuance of common stock	9,957	5,132
Repurchases of unvested common stock	(36)	(9)
Repurchase of common stock under stock repurchase program	—	(991)
Excess tax benefit associated with stock-based compensation	—	44

Net cash provided by financing activities	9,921	4,176

Effect of exchange rate changes on cash and cash equivalents	(1)	(1)

Net decrease in cash and cash equivalents	(11,788)	(2,825)

Cash and cash equivalents, beginning of period	41,298	37,602

Cash and cash equivalents, end of period	$29,510	$34,777

Supplemental disclosure of cash flow information
Income taxes paid	$974	$607